                                               Filed pursuant to Rule 424(b)(3)
                                                    Registration No. 333-110035

Prospectus Supplement
(To Prospectus Dated February 9, 2004)


                                 $1,200,000,000
                               HALLIBURTON COMPANY
                 3 1/8% CONVERTIBLE SENIOR NOTES DUE JULY 15, 2023
                                       AND
               COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTES


         This document supplements the prospectus dated February 9, 2004, relating to $1,200,000,000 aggregate principal amount of our 3 1/8% Convertible Senior Notes due July 15, 2023 and the shares of common stock issuable upon conversion of the notes. The information in this prospectus supplement replaces and supersedes the information set forth under the heading "Selling Securityholders" in the prospectus dated February 9, 2004 and in all prior prospectus supplements to that prospectus.

         Our common stock is listed on the New York Stock Exchange and the Swiss Exchange under the symbol "HAL." On March 10, 2004, the closing price for our common stock on the New York Stock Exchange was $29.97 per share.

         INVESTING IN THE NOTES AND THE COMMON STOCK ISSUABLE UPON THEIR CONVERSION INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THE PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



            The date of this prospectus supplement is March 11, 2004.

                             SELLING SECURITYHOLDERS

         We originally issued the notes in a private placement. The notes were resold by the initial purchasers to qualified institutional buyers within the meaning of Rule 144A under the Securities Act in transactions exempt from registration under the Securities Act. The notes that may be offered under the prospectus will be offered by the selling securityholders, which includes their transferees, pledgees or donees or their successors. The following table sets forth certain information concerning the principal amount at maturity of notes beneficially owned by each selling securityholder that may be offered from time to time pursuant to the prospectus, as supplemented.

         The table below has been prepared based solely upon the information furnished to us by the selling securityholders named therein. Information concerning the selling securityholders may change from time to time and, if necessary, we will supplement the prospectus accordingly.

         The selling securityholders listed below may offer and sell, transfer or otherwise dispose, from time to time, some or all of their notes. No offer or sale, transfer or other disposition under this prospectus may be made by a holder of the notes unless that holder is listed in the table below or until that holder has notified us and a supplement to this prospectus has been filed or an amendment to the related registration statement has become effective. However, a selling securityholder may offer and sell, transfer or otherwise dispose of some or all of its notes in transactions exempt from the registration requirements of the Securities Act without notifying us. As a result, the same restricted notes may be included in the table below as being held by more than one holder, and the total amount of the notes listed in the column titled "Principal Amount at Maturity of Notes Beneficially Owned That May be Sold" may represent an amount of notes in excess of the $1,200,000,000 we issued. However, the total principal amount at maturity of notes that may be sold hereunder will not exceed the $1,200,000,000 we issued. Further, we cannot give an estimate as to the amount of the notes that will be held by the selling securityholders upon the termination of this offering because the selling securityholders may offer some or all of their notes pursuant to the offering contemplated by the prospectus or otherwise in transactions exempt from the registration requirements of the Securities Act. See "Plan of Distribution."

                                               PRINCIPAL AMOUNT AT
                                                MATURITY OF NOTES   PERCENTAGE OF  NUMBER OF SHARES OF  PERCENTAGE OF
                                               BENEFICIALLY OWNED       NOTES       COMMON STOCK THAT   COMMON STOCK
NAME                                            THAT MAY BE SOLD     OUTSTANDING     MAY BE SOLD (1)   OUTSTANDING (2)
----                                          -------------------  ----------------------------------  ---------------
1976 Distribution Trust FBO A.R.
     Lauder/Zinterhofer..................        $          9,000        *                     239.02         *
2000 Revocable Trust FBO A.R.
     Lauder/Zinterhofer..................        $          9,000        *                     239.02         *
ADI Alternative Investments..............        $      2,500,000        *                  66,395.75         *
ADI Alternative Investments C/O Kallista
     Master Fund.........................        $      1,000,000        *                  26,558.30         *
Advisory Convertible Arbitrage Fund (I)
     L.P.................................        $      1,000,000        *                  26,558.30         *
Aftra Health Fund........................        $        200,000        *                   5,311.66         *
Akela Capital Master Fund, Ltd...........        $     10,000,000        *                 265,583.00         *
Alcon Laboratories.......................        $        465,000        *                  12,349.61         *

                                               PRINCIPAL AMOUNT AT
                                                MATURITY OF NOTES   PERCENTAGE OF  NUMBER OF SHARES OF  PERCENTAGE OF
                                               BENEFICIALLY OWNED       NOTES       COMMON STOCK THAT   COMMON STOCK
NAME                                            THAT MAY BE SOLD     OUTSTANDING     MAY BE SOLD (1)   OUTSTANDING (2)
----                                          -------------------  ----------------------------------  ---------------
Allentown City Firefighters Pension Plan.        $         14,000        *                     371.82         *
Allentown City Officers & Employees
     Pension Fund........................        $         20,000        *                     531.17         *
Allentown City Police Pension Plan.......        $        280,000        *                   7,436.32         *
Allstate Insurance Company (3)...........        $      2,000,000        *                  53,116.60         *
Allstate Life Insurance Company (4)......        $      7,500,000        *                 199,187.25         *
AM Investment D Fund (QP) LP.............        $        165,000        *                   4,382.12         *
AM Investments E Fund Ltd................        $        945,000        *                  25,097.59         *
Amaranth L.L.C...........................        $     22,000,000       1.83%              584,282.60         *
American AAdvantage Funds................        $        210,000        *                   5,577.24         *
American Investors Life Insurance Co.....        $        300,000        *                   7,967.49         *
Amerisures Mutual Insurance Company......        $        550,000        *                  14,607.07         *
AmerUs Life Insurance Co.................        $      1,000,000        *                  26,558.30         *
Arapahoe County Colorado.................        $         58,000        *                   1,540.38         *
Arbitex Master Fund, L.P.................        $     32,000,000       2.67%              849,865.60         *
Argent Classic Convertible Arbitrage
     (Bermuda) Fund Ltd..................        $     11,300,000        *                 300,108.79         *
Argent Classic Convertible Arbitrage Fund
     II, L.P.............................        $        900,000        *                  23,902.47         *
Argent Classic Convertible Arbitrage Fund
     LP..................................        $      3,700,000        *                  98,265.71         *
Argent LowLev Convertible Arbitrage Fund
     II, LLC.............................        $        466,000        *                  12,376.17         *
Argent LowLev Convertible Arbitrage Fund
     LLC.................................        $      3,500,000        *                  92,954.05         *
Argent LowLev Convertible Arbitrage Fund
     Ltd.................................        $     15,300,000       1.28%              406,341.99         *
Arlington County Employees Retirement
     System..............................        $        803,000        *                  21,326.31         *
Astante Health Systems...................        $        121,000        *                   3,213.55         *
Aventis Pension Master Trust.............        $        140,000        *                   3,718.16         *
Banc of America Securities LLC...........        $     10,200,000        *                 270,894.66         *
Bankers Life Insurance Company of New York       $        100,000        *                   2,655.83         *
BBT Fund, L.P............................        $      2,800,000        *                  74,363.24         *
Bear, Stearns & Co. Inc..................        $      8,500,000        *                 225,745.55         *
Black Diamond Offshore Convertible LDC...        $      3,265,000        *                  86,712.85         *
Black Diamond Offshore Ltd...............        $      1,823,000        *                  48,415.78         *
Boilmaker-- Blacksmith Pension Trust.....        $        750,000        *                  19,918.73         *

                                               PRINCIPAL AMOUNT AT
                                                MATURITY OF NOTES   PERCENTAGE OF  NUMBER OF SHARES OF  PERCENTAGE OF
                                               BENEFICIALLY OWNED       NOTES       COMMON STOCK THAT   COMMON STOCK
NAME                                            THAT MAY BE SOLD     OUTSTANDING     MAY BE SOLD (1)   OUTSTANDING (2)
----                                          -------------------  ----------------------------------  ---------------
British Virgin Islands Social Security
     Board...............................        $        105,000        *                   2,788.62         *
CALAMOS Convertible Portfolio-- CALAMOS
     Investment Trust....................        $      6,300,000        *                 167,317.29         *
CEMEX Pension Plan.......................        $         70,000        *                   1,859.08         *
CGNU Life Fund...........................        $      1,600,000        *                  42,493.28         *
Cheyne Fund LP...........................        $     13,963,000       1.16%              370,833.54         *
Cheyne Leveraged Fund LP.................        $      9,885,000        *                 262,528.80         *
CIP Limited Duration Company.............        $      1,550,000        *                  41,165.37         *
Citigroup Global Markets.................        $      1,973,000        *                  52,399.53         *
City and County of San Francisco
     Retirement System...................        $      1,776,000        *                  47,167.54         *
City of Knoxville Pension System.........        $        160,000        *                   4,249.33         *
City of New Orleans......................        $        245,000        *                   6,506.78         *
City University of New York..............        $        181,000        *                   4,807.05         *
Class C Trading Company, Ltd.............        $      2,700,000        *                  71,707.41         *
Clinton Multistrategy Master Fund, Ltd...        $     15,195,000       1.27%              403,553.37         *
Clinton Riverside Convertible Portfolio
     Limited.............................        $     19,045,000       1.59%              505,802.82         *
CNH CA Master Account, L.P...............        $      3,000,000        *                  79,674.90         *
CODA Capital Management, LLC.............        $        410,000        *                  10,888.90         *
Commercial Union Life Fund...............        $      2,000,000        *                  53,116.60         *
Concentrated Alpha Partners, L.P.........        $        700,000        *                  18,590.81         *
Convertible Securities Fund..............        $         75,000        *                   1,991.87         *
CQS Convertible & Quantitative Strategies
     Master Fund Limited.................        $      9,000,000        *                 239,024.70         *
Credit Lyonnais Securities (USA) Inc. ...        $      5,000,000        *                 132,791.50         *
Credit Suisse First Boston Europe Limited        $     35,200,000       2.93%              934,852.16         *
Credit Suisse First Boston LLC...........        $      3,000,000        *                  79,674.90         *
Custom Investments PCC, Ltd..............        $        200,000        *                   5,311.66         *
Davidson Kempner Institutional Partners..        $      3,825,000        *                 101,585.50         *
Davidson Kempner International Limited...        $      4,171,000        *                 110,774.67         *
Davidson Kempner Partners................        $      2,004,000        *                  53,222.83         *
DB Equity Opportunities Master Portfolio
     LTD.................................        $      7,000,000        *                 185,908.10         *
DBAG London..............................        $     25,000,000       2.08%              663,957.50         *
Deam Convertible Arbitrage...............        $      3,000,000        *                  79,674.90         *

                                               PRINCIPAL AMOUNT AT
                                                MATURITY OF NOTES   PERCENTAGE OF  NUMBER OF SHARES OF  PERCENTAGE OF
                                               BENEFICIALLY OWNED       NOTES       COMMON STOCK THAT   COMMON STOCK
NAME                                            THAT MAY BE SOLD     OUTSTANDING     MAY BE SOLD (1)   OUTSTANDING (2)
----                                          -------------------  ----------------------------------  ---------------
Delaware Public Employees Retirement
     System..............................        $      1,862,000        *                  49,451.55         *
Delta Airlines Master Trust..............        $        750,000        *                  19,918.73         *
Delta Pilots Disability and Survivorship
     Trust...............................        $        225,000        *                   5,975.62         *
Deutsche Bank Securities Inc.............        $      2,650,000        *                  70,379.50         *
Dodeca Fund, L.P.........................        $      1,050,000        *                  27,886.22         *
Dorinco Reinsurance Company..............        $        420,000        *                  11,154.49         *
DKR SoundShore Strategic Holding Fund Ltd        $      2,500,000        *                  66,395.75         *
Double Black Diamond Offshore LDC........        $      9,562,000        *                 253,950.46         *
FrontPoint Convertible Arbitrage Fund, L.P       $      4,000,000        *                 106,233.20         *
Gaia Offshore Master Fund Ltd............        $      7,700,000        *                 204,498.91         *
Georgia Municipal........................        $        837,000        *                  22,229.30         *
GLG Global Convertible Fund..............        $      8,000,000        *                 212,466.40         *
GLG Global Convertible UCITS Fund........        $      3,000,000        *                  79,674.90         *
GLG Market Neutral Fund..................        $     70,000,000       5.83%            1,859,081.00         *
Global Bermuda Limited Partnership.......        $     20,000,000       1.67%              531,166.00         *
Goldman, Sachs & Co.(5)..................        $      1,722,000        *                  45,733.39         *
Grace Convertible Arbitrage Fund, Ltd....        $      4,500,000        *                 119,512.35         *
Grady Hospital Foundation................        $        159,000        *                   4,222.77         *
Guggenheim Portfolio Co. XV, LLC.........        $        550,000        *                  14,607.07         *
HFR CA Global Select Master Trust Account        $        300,000        *                   7,967.49         *
HFR CA Select Fund.......................        $      1,500,000        *                  39,837.45         *
HighBridge International LLC (6).........        $     38,500,000       3.21%            1,022,494.55         *
IL Annuity and Insurance Co..............        $     12,000,000       1.00%              318,699.60         *
Independence Blue Cross..................        $        502,000        *                  13,332.27         *
Inflective Convertible Opportunity Fund
     I, L.P..............................        $         50,000        *                   1,327.92         *
Innovest Finanzdienstle..................        $      1,880,000        *                  49,929.60         *
JMG Capital Partners, LP.................        $     10,000,000        *                 265,583.00         *
JMG Triton Offshore Fund Ltd.............        $      8,000,000        *                 212,466.40         *
JP Morgan Securities Inc.................        $      4,128,000        *                 109,632.66         *
KBC Convertible Arbitrage Fund...........        $     54,785,000       4.57%            1,454,996.47         *
KBC Convertible Opportunities Fund.......        $     29,550,000       2.46%              784,797.77         *
KBC Convertible Mac28 Fund, Ltd..........        $     12,285,000       1.02%              326,268.72         *

                                               PRINCIPAL AMOUNT AT
                                                MATURITY OF NOTES   PERCENTAGE OF  NUMBER OF SHARES OF  PERCENTAGE OF
                                               BENEFICIALLY OWNED       NOTES       COMMON STOCK THAT   COMMON STOCK
NAME                                            THAT MAY BE SOLD     OUTSTANDING     MAY BE SOLD (1)   OUTSTANDING (2)
----                                          -------------------  ----------------------------------  ---------------
KBC Financial Products USA Inc...........        $      6,330,000        *                 168,114.04         *
KBC MultiStrategy Arbitrage Fund.........        $     17,565,000       1.46%              466,496.54         *
Knoxville Utilities Board Retirement
     System..............................        $         75,000        *                   1,991.87         *
Lakeshore International Limited..........        $     80,000,000       6.67%            2,124,664.00         *
Laurel Ridge Capital LP..................        $     20,000,000       1.67%              531,166.00         *
Lehman Brothers Inc......................        $     33,500,000       2.79%              889,703.05         *
Lyxor Master Fund........................        $      2,600,000        *                  69,051.58         *
Lyxor Master Fund (Arbitex)..............        $        500,000        *                  13,279.15         *
Lyxor/AM Investment Fund Ltd.............        $        255,000        *                   6,772.37         *
Lyxor/Gaia II Fund Ltd...................        $      2,400,000        *                  63,739.92         *
Lyxor/Zola Fund Ltd......................        $      2,100,000        *                  55,772.43         *
Macomb County Employees' Retirement System       $        160,000        *                   4,249.33         *
Mainstay Convertible Fund................        $      2,875,000        *                  76,355.11         *
Mainstay Strategic Value Convertible Fund        $        155,000        *                   4,116.54         *
Mainstay VP Convertible Fund.............        $      1,635,000        *                  43,422.82         *
McMahan Securities Co. L.P...............        $      2,840,000        *                  75,425.57         *
Meadow IAM Limited.......................        $      1,760,000        *                  46,742.61         *
Melody IAM, Ltd..........................        $      1,815,000        *                  48,203.31         *
Merrill Lynch Insurance Group............        $        402,000        *                  10,676.44         *
Merrill Lynch Pierce Fenner & Smith Inc..        $     15,000,000       1.25%              398,374.50         *
MFS Total Return Fund A Series of Series
     Trust V.............................        $      3,000,000        *                  79,674.90         *
MLQA Convertible Securities Arbitrage LTD        $      5,000,000        *                 132,791.50         *
Morgan Stanley Convertible Securities
     Trust...............................        $      2,500,000        *                  66,395.75         *
Municipal Employees......................        $        286,000        *                   7,595.67         *
Nations Convertible Securities Fund......        $     15,925,000       1.33%              422,940.93         *
New Orleans Firefighters Pension/ Relief
     Fund................................        $        163,000        *                   4,329.00         *
New York Life Insurance Company (Ordinary
     Life Post 1982).....................        $      4,730,000        *                 125,620.76         *
New York Life Insurance Company (Ordinary
     Life Pre 1982)......................        $      2,870,000        *                  76,222.32         *
New York Life Separate Account #7........        $        100,000        *                   2,655.83         *

                                               PRINCIPAL AMOUNT AT
                                                MATURITY OF NOTES   PERCENTAGE OF  NUMBER OF SHARES OF  PERCENTAGE OF
                                               BENEFICIALLY OWNED       NOTES       COMMON STOCK THAT   COMMON STOCK
NAME                                            THAT MAY BE SOLD     OUTSTANDING     MAY BE SOLD (1)   OUTSTANDING (2)
----                                          -------------------  ----------------------------------  ---------------
Nicholas Applegate Capital Management--
     Investment Grade Convertible Mutual
     Fund................................        $         20,000        *                     531.17         *
NMS Services (Cayman) Inc................        $     20,000,000       1.67%              531,166.00         *
Nomura Securities Intl Inc.(7)...........        $     40,000,000       3.33%            1,062,332.00         *
Norwich Union Life & Pensions............        $      3,000,000        *                  79,674.90         *
Occidental Petroleum Corporation.........        $        323,000        *                   8,578.33         *
Ohio Bureau of Workers Compensation......        $        217,000        *                   5,763.15         *
Oppenheimer Convertible Securities Fund..        $      4,000,000        *                 106,233.20         *
Pearl-- CS Alternative Strategy Limited..        $        858,000        *                  22,787.02         *
Pendragon Convertible Fund Limited.......        $      4,361,000        *                 115,820.75         *
Pendragon Guinevere Fund L.L.C...........        $      6,139,000        *                 163,041.40         *
Plexus Fund Ltd..........................        $     18,000,000       1.50%              478,049.40         *
Policeman and Firemen Retirement System
     of the City of Detroit..............        $        675,000        *                  17,926.85         *
Port Authority of Allegheny County
     Retirement and Disability Allowance
     Plan for the Employees Represented
     by Local 85 of the Amalgamated
     Transit Union.......................        $        350,000        *                   9,295.41         *
Privilege Portfolio SICAV................        $      5,900,000        *                 156,693.97         *
Pro-mutual...............................        $        902,000        *                  23,955.59         *
Pyramid Equity Strategies Fund...........        $      1,500,000        *                  39,837.45         *
Quattro Fund Limited.....................        $      9,350,000        *                 248,320.11         *
Radian Asset Assurance, Inc..............        $      2,000,000        *                  53,116.60         *
Radian Group Convertible Securities......        $      1,200,000        *                  31,869.96         *
Radian Guaranty..........................        $      4,300,000        *                 114,200.69         *
Ramius Capital Group.....................        $      1,000,000        *                  26,558.30         *
Ramius Master Fund, LTD..................        $      4,950,000        *                 131,463.59         *
Ramius Partners II, LP...................        $        250,000        *                   6,639.58         *
Ramius, LP...............................        $        100,000        *                   2,655.83         *
RCG Baldwin, LP..........................        $        500,000        *                  13,279.15         *
RCG Latitude Master Fund, LTD............        $      6,450,000        *                 171,301.04         *
RCG Multi Strategy Master Fund, LTD......        $      1,400,000        *                  37,181.62         *

                                               PRINCIPAL AMOUNT AT
                                                MATURITY OF NOTES   PERCENTAGE OF  NUMBER OF SHARES OF  PERCENTAGE OF
                                               BENEFICIALLY OWNED       NOTES       COMMON STOCK THAT   COMMON STOCK
NAME                                            THAT MAY BE SOLD     OUTSTANDING     MAY BE SOLD (1)   OUTSTANDING (2)
----                                          -------------------  ----------------------------------  ---------------
S.A.C. Capital Associates, LLC(8)                $     20,000,000       1.67%              531,166.00         *
San Diego County Employee Retirement
     Associates..........................        $      1,650,000        *                  43,821.20         *
SCI Endowment Care Common Trust Fund--
     First Union.........................        $         20,000        *                     531.17         *
SCI Endowment Care Common Trust Fund--
     National Fiduciary Services.........        $        100,000        *                   2,655.83         *
SCI Endowment Care Common Trust Fund--
     Suntrust............................        $         45,000        *                   1,195.12         *
Siemens Convertible Global Markets.......        $      2,000,000        *                  53,116.60         *
Silver Convertible Arbitrage Fund, LDC...        $      1,700,000        *                  45,149.11         *
Silverback Master, LTD...................        $     36,500,000       3.04%              969,377.95         *
South Dakota Retirement System(9)........        $      2,000,000        *                  53,116.60         *
State of Maryland Retirement Agency......        $      3,843,000        *                 102,063.55         *
Sunrise Partners Limited Partnership(10).        $      4,500,000        *                 119,512.35         *
Sutton Brook Capital Portfolio LP........        $     46,000,000       3.83%            1,221,681.80         *
Swiss Re Financial Products Corporation..        $     10,000,000        *                 265,583.00         *
The California Wellness Foundation.......        $        220,000        *                   5,842.83         *
The Cockrell Foundation..................        $         75,000        *                   1,991.87         *
The Dow Chemical Company Employees'
     Retirement Plan.....................        $      1,400,000        *                  37,181.62         *
The Fondren Foundation...................        $         80,000        *                   2,124.66         *
The Grable Foundation....................        $         97,000        *                   2,576.16         *
Thrivent Financial for Lutherans(11).....        $      5,250,000        *                 139,431.08         *
Topanga XI...............................        $      2,400,000        *                  63,739.92         *
Tredia Performance Fund, Ltd.............        $        200,000        *                   5,311.66         *
Tribeca Investments LTD..................        $      5,000,000        *                 132,791.50         *
Triborough Partners International Ltd....        $      3,500,000        *                  92,954.05         *
Triborough Partners LLC..................        $      1,500,000        *                  39,837.45         *
Trustmark Insurance......................        $        409,000        *                  10,862.34         *
UBS AG London Cut. Prop..................        $     40,000,000       3.33%            1,062,332.00         *
UBS O'Connor LLC f/b/o O'Connor Global
     Convertible Arbitrage Master Limited        $     42,300,000       3.53%            1,123,416.09         *

                                               PRINCIPAL AMOUNT AT
                                                MATURITY OF NOTES   PERCENTAGE OF  NUMBER OF SHARES OF  PERCENTAGE OF
                                               BENEFICIALLY OWNED       NOTES       COMMON STOCK THAT   COMMON STOCK
NAME                                            THAT MAY BE SOLD     OUTSTANDING     MAY BE SOLD (1)   OUTSTANDING (2)
----                                          -------------------  ----------------------------------  ---------------
UBS Securities LLC.......................        $     10,000,000        *                 265,583.00         *
Union Carbide Retirement Account.........        $        650,000        *                  17,262.90         *
United Food and Commercial Workers Local
     1262 and Employers Pension Fund.....        $        330,000        *                   8,764.24         *
United Overseas Bank Convertible Bond
     (SGD)...............................        $        400,000        *                  10,623.32         *
United Overseas Bank Convertible Bond
     (USD)...............................        $        170,000        *                   4,514.91         *
Univar USA Inc. Retirement Plan..........        $        165,000        *                   4,382.12         *
Value Line Convertible Fund, Inc.........        $        400,000        *                  10,623.32         *
Van Eck Worldwide Absolute Return Fund--
     CODA................................        $         90,000        *                   2,390.25         *
Victory Capital Management as Agent for
     the Key Trust Convertible Securities
     Fund................................        $        315,000       *                    8,365.86         *
Victory Capital Management as Agent for
     the EB Convertible Securities Fund..        $      1,565,000       *                   41,563.74         *
Victory Capital Management as Agent for
     the Charitable Convertible
     Securities Fund.....................        $      1,025,000       *                   27,222.26         *
Victory Capital Management as Agent for
     the GenCorp Foundation..............        $         75,000       *                    1,991.87         *
Victory Capital Management as Investment
     Manager for the California State
     Auto Assoc Inter-Insurance..........        $        735,000       *                   19,520.35         *
Victory Capital Management as Investment
     Manager for the California State
     Auto Assoc Retirement Pension Plan..        $        125,000       *                    3,319.79         *
Victory Capital Management as Investment
     Manager for Potlatch................        $        940,000       *                   24,964.80         *
Victory Capital Management as Agent for
     the Key Trust Fixed Income Fund.....        $        585,000       *                   15,536.61         *
Victory Capital Management as Agent for
     the Charitable Income Fund..........        $        425,000       *                   11,287.28         *

                                               PRINCIPAL AMOUNT AT
                                                MATURITY OF NOTES   PERCENTAGE OF  NUMBER OF SHARES OF  PERCENTAGE OF
                                               BENEFICIALLY OWNED       NOTES       COMMON STOCK THAT   COMMON STOCK
NAME                                            THAT MAY BE SOLD     OUTSTANDING     MAY BE SOLD (1)   OUTSTANDING (2)
----                                          -------------------  ----------------------------------  ---------------
Victory Capital Management as Investment
     Manager for CompSource Oklahoma.....        $        885,000       *                   23,504.10         *
Victory Capital Management as Investment
     Manager for Georgia Municipal
     Employees Retirement Trust Fdn......        $        840,000       *                   22,308.97         *
Victory Capital Management as Investment
     Manager for Health Foundation of
     Greater Cincinnati..................        $        280,000       *                    7,436.32         *
Victory Capital Management as Agent for
     the Victory Convertible Securities
     Fund................................        $      1,025,000       *                   27,222.26         *
Victory Capital Management as Investment
     Manager for Stamford Police Pension
     Fund................................        $         70,000       *                    1,859.08         *
Victory Capital Management as Investment
     Manager for California State Auto
     Assoc...............................        $        120,000       *                    3,187.00         *
Victory Capital Management as Investment
     Manager for American Booksellers....        $         25,000       *                      663.96         *
Victory Capital Management as Agent for
     Cleveland News Public Local 473.....        $         20,000       *                      531.17         *
Victory Capital Management as Agent for
     the Special District of Oregon......        $         15,000       *                      398.37         *
Wachovia Bank National Association.......        $     26,000,000       2.17%              690,515.80         *
White River Securities L.L.C.............        $      8,500,000        *                 225,745.55         *
Wilmington Trust Company as Owner and
     Trustee for the Forrestal Funding
     Master Trust........................        $     33,500,000       2.79%              889,703.05         *
Worldwide Transactions Ltd...............        $        350,000        *                   9,295.41         *
Xavex Convertible Arbitrage 10 Fund......        $      1,100,000        *                  29,214.13         *
Xavex Convertible Arbitrage 2 Fund.......        $      1,400,000        *                  37,181.62         *
Xavex Convertible Arbitrage 5 Fund.......        $        800,000        *                  21,246.64         *
Zazove Convertible Arbitrage Fund, L.P...        $      6,000,000        *                 159,349.80         *

                                               PRINCIPAL AMOUNT AT
                                                MATURITY OF NOTES   PERCENTAGE OF  NUMBER OF SHARES OF  PERCENTAGE OF
                                               BENEFICIALLY OWNED       NOTES       COMMON STOCK THAT   COMMON STOCK
NAME                                            THAT MAY BE SOLD     OUTSTANDING     MAY BE SOLD (1)   OUTSTANDING (2)
----                                          -------------------  ----------------------------------  ---------------
Zazove Hedged Convertible Fund, L.P......        $      4,000,000        *                 106,233.20         *
Zazove Income Fund, L.P..................        $      2,350,000        *                  62,412.01         *
Zola Partners, L.P.......................        $      1,500,000        *                  39,837.45         *
Zurich Institutional Benchmark Management        $      1,650,000        *                  43,821.20         *
Zurich Institutional Benchmark Master
     Fund LTD............................        $        800,000        *                  21,246.64         *
Zurich Institutional Benchmark Master
     Fund LTD c/o Bear Stearns...........        $      1,900,000        *                  50,460.77         *

------------
     * Less than 1%.

(1) Assumes conversion of all of the holder's notes at a conversion rate of 26.5583 shares of common stock per $1,000 principal amount of notes. This conversion rate is subject to adjustment, however, as described under "Description of the Notes--Conversion of Notes." As a result, the number of shares of common stock issuable upon conversion of the notes may increase or decrease in the future.

(2) Calculated based on Rule 13d-3(d)(1)(i) of the Exchange Act, using 439,713,236 shares of common stock outstanding as of February 27, 2003. In calculating this amount for each holder, we treated as outstanding the number of shares of our common stock issuable upon conversion of all of that holder's notes, but we did not assume conversion of any other holder's notes.

(3) Allstate Corporation is the parent company of Allstate Insurance Company. Allstate Insurance Company informed us that as of September 5, 2003 it also beneficially owns 148,700 shares of our common stock. In addition, Allstate New Jersey Insurance Company, an indirect subsidiary of Allstate Insurance Company, informed us that as of September 5, 2003 it beneficially owns 8,100 shares of our common stock. Allstate Retirement Plan and Agents Pension Plan are qualified ERISA plans maintained for the benefit of certain employees and agents of Allstate Insurance Company. Allstate Retirement Plan informed us that as of September 5, 2003 it beneficially owns 47,600 shares of our common stock, and Agents Pension Plan informed us that as of September 5, 2003 it beneficially owns 15,100 shares of our common stock. BNY Midwest Trust Company, as Trustee for such plans, holds title to all plan investments. Allstate has informed us that it disclaims any interest in securities held in such trusts, although the Investment Committee for such plans consists of Allstate Insurance Company officers.

(4) Allstate Life Insurance Company informed us that as of September 5, 2003 it is a wholly owned subsidiary of Allstate Insurance Company. See also footnote (3) above.

(5) Goldman, Sachs & Co. informed us that as of February 6, 2004 it beneficially owns 2,269,131 shares of our common stock and has outstanding options to purchase 14,090 shares of our common stock.

(6) HighBridge International LLC informed us that as of February 24, 2004 it beneficially owns $13,500,000 aggregate principal amount of our medium-term notes due through 2027.

(7) Nomura Securities Intl Inc. informed us that as of July 11, 2003 it also beneficially owns 551,868 shares of our common stock.

(8) S.A.C. Capital Associates, LLC informed us that as of November 18, 2003 it also beneficially owns 690,200 shares of our common stock.

(9) South Dakota Retirement System informed us that as of August 14, 2003 it also beneficially owns 113,000 shares of our common stock.

(10) Sunrise Partners Limited Partnership informed us that as of July 14, 2003 it also beneficially owns 78,300 shares of our common stock.

(11) Thrivent Financial for Lutherans informed us that as of July 8, 2003 it also beneficially owns 3,650 shares of our common stock.